UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Market Vectors ETF Trust
(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

99 Park Avenue, 8th Floor,	10016
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of the Exchange on	I.R.S.
to be so Registered:	Which Each Class is to be so Registered	Employer Identification Number
Shares of beneficial interest, no par value per
share, of:
Market Vectors—Lehman Brothers AMT-Free	American Stock Exchange	26-1156033
Intermediate Municipal Index ETF
Market Vectors—Lehman Brothers AMT-Free	American Stock Exchange	26-1156081
Long Municipal Index ETF
Market Vectors—Lehman Brothers AMT-Free	American Stock Exchange	26-1155840
Short Municipal Index ETF
Market Vectors—Lehman Brothers High Yield	American Stock Exchange	26-1171115
Municipal Index ETF
Market Vectors—Lehman Brothers AMT-Free	American Stock Exchange	26-1156135
California Long Municipal Index ETF
Market Vectors—Lehman Brothers AMT-Free	American Stock Exchange	26-1156325
New York Long Municipal Index ETF

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-123257; 811-10325.
Securities to be registered pursuant to Section 12(g) of the Act:
NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Market Vectors—Lehman Brothers AMT-Free Intermediate Municipal Index ETF, Market Vectors—Lehman Brothers AMT-Free Long Municipal Index ETF, Market Vectors—Lehman Brothers AMT-Free Short Municipal Index ETF, Market Vectors—Lehman Brothers High Yield Municipal Index ETF, Market Vectors—Lehman Brothers AMT-Free California Long Municipal Index ETF and Market Vectors—Lehman Brothers AMT-Free New York Long Municipal Index ETF, each an investment portfolio of Market Vectors ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 14 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-123257; 811-10325) filed on November 2, 2007, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on April 28, 2006.

2. The Trust’s By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on April 28, 2006.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MARKET VECTORS ETF TRUST

Date: December 3, 2007	By:	/s/ Joseph J. McBrien
Joseph J. McBrien
Senior Vice President